                                                                  EXHIBIT 23.1








CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Northstar Computer Forms, Inc. and Subsidiary on Form S-8 (File No. 33-83846) of our report dated January 6, 1998, on our audits of the consolidated financial statements of Northstar Computer Forms, Inc. and Subsidiary as of October 31, 1997 and 1996, and for the years ended October 31, 1997, 1996 and 1995, which report is incorporated by reference in this Annual Report on Form 10-KSB.






                                               COOPERS & LYBRAND L.L.P.





Minneapolis, Minnesota
January 29, 1998